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                                                      Registration No. 33-30821

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                    POST EFFECTIVE AMENDMENT NO. 2 TO
                                 FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                            DRESSER INDUSTRIES, INC.
            (Exact name of Registrant as specified in its Charter)

               Delaware                            75-0813641
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)

                                2001 Ross Avenue
                                Dallas, Texas 75201
              (Address principal executive offices including zip code)

                            ----------------------

            DRESSER INDUSTRIES, INC. 1989 DIRECTOR RETIREMENT PLAN
                          (Full title of the plan)

                            ----------------------

                              Rebecca R. Morris
                Vice President-Corporate Counsel and Secretary
                           Dresser Industries, Inc.
                               2001 Ross Avenue
                             Dallas, Texas 75201
                  (Name and address of agent for service)

                               (214) 740-6000
           (Telephone number, including area code, of agent for service)

                            ----------------------

                            EXPLANATORY STATEMENT

A total of 200,000 shares of common stock of Dresser Industries, Inc. (the "Company") were registered by Registration Statement on Form S-8, file No. 33-30821, to be issued in connection with the Dresser Industries, Inc. 1989 Director Retirement Plan (the "DRP"). On September 18, 1997, the Board of Directors of the Company approved the termination of the DRP, payment of part of Directors' retainers in stock and grants of stock options to Directors (the "Compensation Arrangement"). The Board of Directors also approved amendments to the Dresser Industries, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan") to provide for the payment in Company common stock of common stock equivalents credited to accounts of participants in accordance with the terms of the Deferred Compensation Plan (the "Obligations"). Approximately one hundred thirty-five thousand three hundred (135,300) shares of common stock of the Company which were registered in connection with the DRP have not been issued under the DRP and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at answers no. 89 and 90 in Section G- Securities Act Forms of the Division of Corporation Finance's
Manual of Publicly Available Telephone Interpretations (July 1997), 135,300 are carried forward to, and deemed covered by, the Registration Statement of Form S-8 filed on or about the date hereof in connection with the Compensation Arrangement and the Deferred Compensation Plan.

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                                     PART II

Item 3.  Incorporation of Documents by Reference.

    The Registration Statement on Form S-8 and Post Effective Amendment No. 1, File No. 33-30821, is incorporated by reference herein.

Item 5.  Interest of Named Experts and Counsel.

    The validity of the securities offered hereby will be passed upon by Rebecca R. Morris, Vice President - Corporate Counsel and Secretary of the Company (who owns 10,740 shares of common stock and holds options to purchase an additional 29,250 shares of common stock coupled with 5,798 restrictive incentive stock awards).

Item 8.  Exhibits

  *5 Form of opinion of Rebecca R. Morris as to the legality of the securities being registered.

  23     Consent of Rebecca R. Morris is contained in her opinion attached as
         Exhibit 5.

 *23.2   Consent of Price Waterhouse LLP.

 *24     Power of Attorney

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* Filed Herewith

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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 21st day of November, 1997.

                                       DRESSER INDUSTRIES, INC.

                                   By: /s/ KENNETH J. KOTARA
                                       --------------------------------------
                                       Kenneth J. Kotara,
                                       Controller



    Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on November 21, 1997.

            SIGNATURE                               TITLE
            ---------                               -----

*WILLIAM E. BRADFORD                 Chairman of the Board, Chief Executive
-----------------------------------  Officer and Director (Principal Executive
(William E. Bradford, Director)      Officer)


/s/GEORGE H. JUETTEN                 Sr. Vice President and Chief Financial
-----------------------------------  Officer (Principal Financial Officer)
(George H. Juetten)


/s/KENNETH J. KOTARA                 Controller
-----------------------------------  (Principal Accounting Officer)
(Kenneth J. Kotara)


*SAMUEL B. CASEY, JR.                *J. LANDIS MARTIN
-----------------------------------  -----------------------------------------
(Samuel B. Casey, Jr., Director)     (J. Landis Martin, Director)


*LAWRENCE S. EAGLEBURGER             *LIONEL H. OLMER
-----------------------------------  -----------------------------------------
(Lawrence S. Eagleburger, Director)  (Lionel H. Olmer, Director)


*SYLVIA A. EARLE, PH.D.              *JAY A. PRECOURT
-----------------------------------  -----------------------------------------
(Sylvia A. Earle, Ph.D., Director)   (Jay A. Precourt, Director)


*RAWLES FULGHAM                      *DONALD C. VAUGHN
-----------------------------------  -----------------------------------------
(Rawles Fulgham, Director)           (Donald C. Vaughn, Director)


*JOHN A. GAVIN                       *RICHARD W. VIESER
-----------------------------------  -----------------------------------------
(John A. Gavin, Director)            (Richard W. Vieser, Director)


*RAY L. HUNT
-----------------------------------
(Ray L. Hunt, Director)


*By: /s/Alice (Ande) Hinds
-----------------------------------
    Alice (Ande) Hinds
      (Attorney-In-Fact)

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                                   INDEX TO EXHIBITS


  *5 Form of opinion of Rebecca R. Morris as to the legality of the securities being registered.

  23     Consent of Rebecca R. Morris is contained in her opinion attached as
         Exhibit 5.

 *23.2   Consent of Price Waterhouse LLP.

 *24     Power of Attorney

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* Filed Herewith